CALIFORNIA ASSOCIATION OF REALTORS®

VACANT LAND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
(C.A.R. Form VLPA, Revised 4/10)

Date May 5, 2011 ,

1. OFFER:
   A. THIS IS AN OFFER FROM Corohus Energy Corp. ("Buyer").
   B. THE REAL PROPERTY TO BE ACQUIRED is described as APN:0608-161-20-21-22 - vacant land
   situated in Joshua Tree , County of San Bernardino , California, ("Property").
   , Assessor's Parcel No(s). 0608-161-20-21-22 ,
   C. THE PURCHASE PRICE offered is Two Hundred Thousand
   (Dollars $ 200,000.00).
   D. CLOSE OF ESCROW shall occur on June 15, 2011 (date) (or ☐ ____ Days After Acceptance).
2. AGENCY:
   A. POTENTIALLY COMPETING BUYERS AND SELLERS: Buyer and Seller each acknowledge receipt of a disclosure of the possibility of multiple representation by the Broker representing that principal. This disclosure may be part of a listing agreement, buyer representation agreement or separate document (C.A.R. Form DA). Buyer understands that Broker representing Buyer may also represent other potential buyers, who may consider, make offers on or ultimately acquire the Property. Seller understands that Broker representing Seller may also represent other sellers with competing properties of interest to this Buyer.
   B. CONFIRMATION: The following agency relationships are hereby confirmed for this transaction:
   Listing Agent Mel Benson Real Estate (Print Firm Name) is the agent of (check one): ☐ the Seller exclusively; or ☒ both the Buyer and Seller.
   Selling Agent Mel Benson Real Estate (Print Firm Name) (if not the same as the Listing Agent) is the agent of (check one): ☐ the Buyer exclusively; or ☐ the Seller exclusively; or ☒ both the Buyer and Seller.
   Real Estate Brokers are not parties to the Agreement between Buyer and Seller.
3. FINANCE TERMS: Buyer represents that funds will be good when deposited with Escrow Holder.
   A. INITIAL DEPOSIT: Deposit shall be in the amount of .... $ 5,000.00
      (1) Buyer shall deliver deposit directly to Escrow Holder by personal check, ☐ electronic funds transfer, ☐ Other ____ within 3 business days after acceptance (or ☐ Other ____);
   OR (2) (If checked) ☒ Buyer has given the deposit by personal check (or ☐ ____) to the agent submitting the offer (or to ☐ ____), made payable to Mel Benson Trust Account . The deposit shall be held uncashed until Acceptance and then deposited with Escrow Holder (or ☐ into Broker's trust account) within 3 business days after Acceptance (or ☐ Other ____).
   B. INCREASED DEPOSIT: Buyer shall deposit with Escrow Holder an increased deposit in the amount of ..... $ ____ within ____ Days After Acceptance, or ☐ ____ .
   C. LOAN(S)
      (1) FIRST LOAN in the amount of .... $ 170,000.00
      This loan will be conventional financing or, if checked, ☐ FHA, ☐ VA, ☒ Seller (C.A.R. Form SFA), ☐ assumed financing (C.A.R. Form PAA), ☐ Other ____ . This loan shall be at a fixed rate not to exceed ____ % or, ☐ an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.
      (2) ☐ SECOND LOAN in the amount of .... $ ____
      This loan will be conventional financing or, if checked, ☐ Seller (C.A.R. Form SFA), ☐ assumed financing (C.A.R. Form PAA), ☐ Other ____ . This loan shall be at a fixed rate not to exceed ____ % or, ☐ an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.
   D. ADDITIONAL FINANCING TERMS: Buyer will pay monthly interest payments at 6.5% interest only for 3 years. Loan all due and payable in full in 3 years. $ ____

      NOTE: ALL FUNDS MUST BE IN UNITED STATES CURRENCY

      This offer is subject to Board of Directors approval on or before 6/1/11 (the Board meets on 5/31/11.

      Commission may be paid outside of Escrow
   E. BALANCE OF PURCHASE PRICE OR DOWN PAYMENT in the amount of .... $ 25,000.00
   to be deposited with Escrow Holder within sufficient time to close escrow.
   (X) F. PURCHASE PRICE (TOTAL): .... $ 200,000.00

Buyer's Initials ([initials]) (SC)   (X) Seller's Initials ([initials]) (FG) (X) SC

Reviewed by ____ Date ____

Agent: Donna Hathaway   Phone: (760)366-8488   Fax: (760)366-8489   Prepared using zipForm® software
Broker: Mel Benson Real Estate 61814 Twentynine Palms Hwy Joshua Tree, CA 92252

Property: APN:0000-161-20-21-22 - vacant land Date: May 5, 2011

G. VERIFICATION OF DOWN PAYMENT AND CLOSING COSTS: Buyer (or Buyer's lender or loan broker pursuant to 2H(1)) shall, within 7 (or ☐ ________) Days After Acceptance, Deliver to Seller written verification of Buyer's down payment and closing costs. (If checked, ☒ verification attached.)

H. LOAN TERMS:

(1) LOAN APPLICATIONS: Within 7 (or ☐ ________) Days After Acceptance, Buyer shall Deliver to Seller a letter from lender or loan broker stating that, based on a review of Buyer's written application and credit report, Buyer is prequalified or preapproved for any NEW loan specified in 3C above. (If checked ☐ letter attached.)

(2) LOAN CONTINGENCY: Buyer shall act diligently and in good faith to obtain the designated loan(s). Obtaining the loan(s) specified above is a contingency of this Agreement unless otherwise agreed in writing. Buyer's contractual obligations to obtain and provide deposit, balance of down payment and closing costs are not contingencies of this Agreement.

(3) LOAN CONTINGENCY REMOVAL:

(i) Within 17 (or ☐ ________) Days After Acceptance, Buyer shall, as specified in paragraph 19, in writing remove the loan contingency or cancel this Agreement;

OR (ii) (if checked) ☐ the loan contingency shall remain in effect until the designated loans are funded.

(4) ☒ NO LOAN CONTINGENCY (If checked): Obtaining any loan specified above is NOT a contingency of this Agreement. If Buyer does not obtain the loan and as a result Buyer does not purchase the Property, Seller may be entitled to Buyer's deposit or other legal remedies.

I. APPRAISAL CONTINGENCY AND REMOVAL: This Agreement is (OR, if checked, ☐ is NOT) contingent upon a written appraisal of the Property by a licensed or certified appraiser at no less than the specified purchase price. If there is a loan contingency, Buyer's removal of the loan contingency shall be deemed removal of this appraisal contingency (or, ☐ if checked, Buyer shall, as specified in paragraph 19B(3), in writing remove the appraisal contingency or cancel this Agreement within 17 (or ☐ ________) Days After Acceptance). If there is no loan contingency, Buyer shall, as specified in paragraph 19B(3), in writing remove the appraisal contingency or cancel this Agreement within 17 (or ☐ ________) Days After Acceptance.

J. ☐ ALL CASH OFFER (If checked): Buyer shall, within 7 (or ☐ ________) Days After Acceptance, Deliver to Seller written verification of sufficient funds to close this transaction. (If checked ☐ verification attached.)

K. BUYER STATED FINANCING: Seller has relied on Buyer's representation of the type of financing specified (including but not limited to, as applicable, amount of down payment, contingent or non contingent loan, or all cash). If Buyer seeks alternate financing, (i) Seller has no obligation to cooperate with Buyer's efforts to obtain such financing, and (ii) Buyer shall also pursue the financing method specified in this Agreement. Buyer's failure to secure alternate financing does not excuse Buyer from the obligation to purchase the Property and close escrow as specified in this Agreement.

L. SELLER FINANCING: The following terms (or ☒ (if checked) the terms specified in the attached Seller Financing Addendum (C.A.R. Form SFA) apply ONLY to financing extended by Seller under this Agreement.

(1) BUYER'S CREDIT-WORTHINESS: Buyer authorizes Seller and/or Brokers to obtain, at Buyer's expense, a copy of Buyer's credit report. Within 7 (or ☐ ________) Days After Acceptance, Buyer shall provide any supporting documentation reasonably requested by Seller.

(2) TERMS: Buyer's promissory note, deed of trust and other documents as appropriate shall incorporate and implement the following additional terms: (i) the maximum interest rate specified in paragraph 3C shall be the actual fixed interest rate for Seller financing; (ii) deed of trust shall contain a REQUEST FOR NOTICE OF DEFAULT on senior loans; (iii) Buyer shall sign and pay for a REQUEST FOR NOTICE OF DELINQUENCY prior to Close Of Escrow and at any future time if requested by Seller; (iv) note and deed of trust shall contain an acceleration clause making the loan due, when permitted by law and at Seller's option, upon the sale or transfer of the Property or any interest in it; (v) note shall contain a late charge of 6% of the installment due (or ☐ ________) if the installment is not received within 10 days of the date due; (vi) title insurance coverage in the form of a joint protection policy shall be provided insuring Seller's deed of trust interest in the Property (any increased cost over owner's policy shall be paid by Buyer); and (vii) tax service shall be obtained and paid for by Buyer to notify Seller if property taxes have not been paid.

(3) ADDED, DELETED OR SUBSTITUTED BUYERS: The addition, deletion or substitution of any person or entity under this Agreement or to title prior to Close Of Escrow shall require Seller's written consent. Seller may grant or withhold consent in Seller's sole discretion. Any additional or substituted person or entity shall, if requested by Seller, submit to Seller the same documentation as required for the original named Buyer. Seller and/or Brokers may obtain a credit report, at Buyer's expense, on any such person or entity.

M. ASSUMED OR "SUBJECT TO" FINANCING: Seller represents that Seller is not delinquent on any payments due on any loans. Seller shall, within the time specified in paragraph 19, provide Copies of all applicable notes and deeds of trust, loan balances and current interest rates to Buyer. Buyer shall then, as specified in paragraph 19B(3), remove this contingency or cancel this Agreement. Differences between estimated and actual loan balances shall be adjusted at Close Of Escrow by cash down payment. Impound accounts, if any, shall be assigned and charged to Buyer and credited to Seller. Seller is advised that Buyer's assumption of an existing loan may not release Seller from liability on that loan. If this is an assumption of a VA Loan, the sale is contingent upon Seller being provided a release of liability and substitution of eligibility, unless otherwise agreed in writing. If the Property is acquired subject to an existing loan, Buyer and Seller are advised to consult with legal counsel regarding the ability of an existing lender to call the loan due, and the consequences thereof.

4. ALLOCATION OF COSTS (If checked): Unless otherwise specified in writing, this paragraph only determines who is to pay for the inspection, test or service ("Report") mentioned; it does not determine who is to pay for any work recommended or identified in the Report.

A. INSPECTIONS AND REPORTS:

(1) ☐ Buyer ☐ Seller shall pay to have existing septic or private sewage disposal system, if any, inspected not applicable

(2) ☐ Buyer ☐ Seller shall pay for costs of testing to determine the suitability of soil for sewage disposal not applicable

(3) ☐ Buyer ☐ Seller shall pay to have existing wells, if any, tested for water potability and productivity not applicable

Buyer's Initials (G.) (SG) Seller's Initials (OAH) (FE)

Reviewed by ________ Date ________

Property: APN:0608-161-20-21-22 - vacant land Date: May 5, 2011

(4) ☐ Buyer ☐ Seller shall pay to have Property corners identified not applicable

(5) ☐ Buyer ☒ Seller shall pay for a natural hazard zone disclosure report prepared by any reliable company

(6) ☐ Buyer ☐ Seller shall pay for the following inspection or report ______.

(7) ☐ Buyer ☐ Seller shall pay for the following inspection or report ______.

B. ESCROW AND TITLE:

(1) ☒ Buyer ☒ Seller shall pay escrow fee 1/2 each

Escrow Holder shall be Fidelity Title Escrow-Yucca Valley

(2) ☐ Buyer ☒ Seller shall pay for owner's title insurance policy specified in paragraph 15E ______.

Owner's title policy to be issued by Fidelity Title ______.

(Buyer shall pay for any title insurance policy insuring Buyer's Lender, unless otherwise agreed in writing.)

C. OTHER COSTS:

(1) ☐ Buyer ☒ Seller shall pay County transfer tax or transfer fee ______.

(2) ☐ Buyer ☐ Seller shall pay City transfer tax or transfer fee not applicable.

(3) ☐ Buyer ☐ Seller shall pay Homeowners' Association ("HOA") transfer fees applicable.

(4) ☐ Buyer ☐ Seller shall pay HOA document preparation fees applicable.

(5) ☐ Buyer ☐ Seller shall pay for ______.

(6) ☐ Buyer ☐ Seller shall pay for ______.

5. POSSESSION AND KEYS: Possession shall be delivered to Buyer at 5PM or ______ ☐ AM ☒ PM, ☒ on the date of Close Of Escrow; ☐ on ______; or ☐ no later than ______ Days After Close Of Escrow. The Property shall be unoccupied, unless otherwise agreed in writing. Seller shall provide keys and/or means to operate all Property locks. If Property is located in a common interest subdivision, Buyer may be required to pay a deposit to the Homeowners' Association ("HOA") to obtain keys to accessible HOA facilities.

6. STATUTORY DISCLOSURES AND CANCELLATION RIGHTS:

A. NATURAL AND ENVIRONMENTAL HAZARDS: Seller shall, within the time specified in paragraph 18, deliver to Buyer if required by Law: (i) earthquake guides (and questionnaire) and environmental hazards booklet; (ii) disclose if the Property is located in a Special Flood Hazard Area; Potential Flooding (Inundation) Area; Very High Fire Hazard Zone; State Fire Responsibility Area; Earthquake Fault Zone; Seismic Hazard Zone; and (iii) disclose any other zone as required by Law and provide any other information required for those zones.

B. WITHHOLDING TAXES: Within the time specified in paragraph 18A, to avoid required withholding, Seller shall Deliver to Buyer or qualified substitute, an affidavit sufficient to comply with federal (FIRPTA) and California withholding Law (C.A.R. Form AS or QS).

C. MEGAN'S LAW DATABASE DISCLOSURE: Notice: Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice at www.meganslaw.ca.gov. Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides. (Neither Seller nor Brokers are required to check this website. If Buyer wants further information, Broker recommends that Buyer obtain information from this website during Buyer's inspection contingency period. Brokers do not have expertise in this area.

7. SELLER DOCUMENTATION AND ADDITIONAL DISCLOSURE:

A. Within the time specified in paragraph 18, if Seller has actual knowledge, Seller shall provide to Buyer, in writing, the following information:

(1) LEGAL PROCEEDINGS: Any lawsuits by or against Seller, threatening or affecting the Property, including any lawsuits alleging a defect or deficiency in the Property or common areas, or any known notices of abatement or citations filed or issued against the Property.

(2) AGRICULTURAL USE: Whether the Property is subject to restrictions for agricultural use pursuant to the Williamson Act (Government Code §§51200-51295).

(3) DEED RESTRICTIONS: Any deed restrictions or obligations.

(4) FARM USE: Whether the Property is in, or adjacent to, an area with Right to Farm rights (Civil Code §3482.5 and §3482.6).

(5) ENDANGERED SPECIES: Presence of endangered, threatened, 'candidate' species, or wetlands on the Property.

(6) ENVIRONMENTAL HAZARDS: Any substances, materials, or products that may be an environmental hazard including, but not limited to, asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, and contaminated soil or water on the Property.

(7) COMMON WALLS: Any features of the Property shared in common with adjoining landowners, such as walls, fences, roads, and driveways, and agriculture and domestic wells whose use or responsibility for maintenance may have an effect on the Property.

(8) LANDLOCKED: The absence of legal or physical access to the Property.

(9) EASEMENTS/ENCROACHMENTS: Any encroachments, easements or similar matters that may affect the Property.

(10) SOIL FILL: Any fill (compacted or otherwise), or abandoned mining operations on the Property.

(11) SOIL PROBLEMS: Any slippage, sliding, flooding, drainage, grading, or other soil problems.

(12) EARTHQUAKE DAMAGE: Major damage to the Property or any of the structures from fire, earthquake, floods, or landslides.

(13) ZONING ISSUES: Any zoning violations, non-conforming uses, or violations of "setback" requirements.

(14) NEIGHBORHOOD PROBLEMS: Any neighborhood noise problems, or other nuisances.

B. RENTAL AND SERVICE AGREEMENTS: Within the time specified in paragraph 18, Seller shall make available to Buyer for inspection and review, all current leases, rental agreements, service contracts and other related agreements, licenses, and permits pertaining to the operation or use of the Property.

C. ☐ TENANT ESTOPPEL CERTIFICATES: (If checked) Within the time specified in paragraph 18, Seller shall deliver to Buyer tenant estoppel certificates (C.A.R. Form TEC) completed by Seller or Seller's agent, and signed by tenants, acknowledging: (i) that tenants' rental or lease agreements are unmodified and in full force and effect (or if modified, stating all such modifications); (ii) that no lessor defaults exist; and (iii) stating the amount of any prepaid rent or security deposit.

D. MELLO-ROOS TAX; 1915 BOND ACT: Within the time specified in paragraph 18, Seller shall: (i) make a good faith effort to obtain a notice from any local agencies that levy a special tax or assessment on the Property (or, if allowed, substantially equivalent notice), pursuant to the Mello-Roos Community Facilities Act, and Improvement Bond Act of 1915, and (ii) promptly deliver to Buyer any such notice obtained.

Buyer's Initials (____)(____) Seller's Initials (____)(____)

Reviewed by ______ Date ______

Property: APN: 0608-161-20-21-22 - vacant land Date: May 5, 2011

8. CONDOMINIUM/PLANNED UNIT DEVELOPMENT DISCLOSURES:
   A. SELLER HAS: 7 (or ☐ ______) Days After Acceptance to disclose to Buyer whether the Property is a condominium, or is located in a planned development or other common interest subdivision (C.A.R. Form VLQ).
   B. If the Property is a condominium, or located in a planned unit development or other common interest subdivision, Seller has 3 (or ☐ ______) Days After Acceptance to request from the HOA (C.A.R. Form HOA): (i) Copies of any documents required by Law; (ii) disclosure of any pending or anticipated claim or litigation by or against the HOA; (iii) a statement containing the location and number of designated parking and storage spaces; (iv) Copies of the most recent 12 months of HOA minutes for regular and special meetings; and (v) the names and contact information of all HOAs governing the Property (collectively, "CI Disclosures") and (vi) the following if Seller has actual knowledge: (a) any material defects in the condition of common area (such as pools, tennis courts, walkways or other areas co-owned in undivided interest with other); and (b) possible lack of compliance with HOA requirements. Seller shall itemize and Deliver to Buyer all CI Disclosures received from the HOA and any CI Disclosures in Seller's possession. Buyer's approval of CI Disclosures is a contingency of this Agreement as specified in paragraph 14B(3).
9. SUBSEQUENT DISCLOSURES: In the event Seller, prior to Close Of Escrow, becomes aware of adverse conditions materially affecting the Property, or any material inaccuracy in disclosures, information or representations previously provided to Buyer of which Buyer is otherwise unaware, Seller shall promptly provide a subsequent or amended disclosure or notice, in writing, covering those items. However, a subsequent or amended disclosure shall not be required for conditions and material inaccuracies disclosed in reports ordered and paid for by Buyer.
10. CHANGES DURING ESCROW:
   A. Prior to Close Of Escrow, Seller may engage in the following acts, ("Proposed Changes"), subject to Buyer's rights in paragraph 19: (i) rent or lease any part of the premises; (ii) alter, modify or extend any existing rental or lease agreement; (iii) enter into, alter, modify or extend any service contract(s); or (iv) change the status of the condition of the Property.
   B. At least 7 (or ☐ ______) Days prior to any Proposed Changes, Seller shall give written notice to Buyer of such Proposed Changes.
11. ITEMS INCLUDED AND EXCLUDED:
   A. NOTE TO BUYER AND SELLER: Items listed as included or excluded in the MLS, flyers or marketing materials are not included in the purchase price or excluded from the sale unless specified in 11B or C.
   B. ITEMS INCLUDED IN SALE:
      (1) All EXISTING fixtures and fittings that are attached to the Property;
      (2) The following items: ______
      (3) Seller represents that all items included in the purchase price, unless otherwise specified, are owned by Seller.
      (4) All items included shall be transferred free of liens and without Seller warranty.
   C. ITEMS EXCLUDED FROM SALE: ______
12. CONDITION OF PROPERTY: Unless otherwise agreed; (i) the Property is sold (a) in its PRESENT physical ("as-is") condition as of the date of Acceptance and (b) subject to Buyer Investigation rights; (ii) the Property is to be maintained in substantially the same condition as of the date of Acceptance and (iii) ☐ (if checked) All debris and personal property not included in the sale shall be removed by Seller by Close Of Escrow.
   A. SELLER SHALL, within the time specified in paragraph 19, DISCLOSE KNOWN MATERIAL FACTS AND DEFECTS AFFECTING THE PROPERTY AND MAKE ALL OTHER DISCLOSURES REQUIRED BY LAW.
   B. Buyer has the right to inspect the Property and, as specified in paragraph 19B, based upon information discovered in those inspections: (i) cancel this Agreement; or (ii) request that Seller make Repairs or take other action.
   C. Buyer is strongly advised to conduct investigations of the entire Property in order to determine its present condition. Seller may not be aware of all defects affecting the Property or other factors that Buyer considers important. Property improvements may not be built according to code, in compliance with current Law, or have had permits issued.
13. BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY:
   A. Buyer's acceptance of the condition of, and any other matter affecting the Property, is a contingency of this Agreement as specified in this paragraph and paragraph 19B. Within the time specified in paragraph 19B(1), Buyer shall have the right, at Buyer's expense unless otherwise agreed, to conduct inspections, investigations, tests, surveys and other studies ("Buyer Investigations"), including, but not limited to, the right to: (i) inspect for lead-based paint and other lead-based paint hazards; (ii) inspect for wood destroying pests and organisms; (iii) review the registered sex offender database; (iv) confirm the insurability of Buyer and the Property; and (v) satisfy Buyer as to any matter specified in the attached Buyer's Inspection Advisory (C.A.R. Form BIA). Without Seller's prior written consent, Buyer shall neither make nor cause to be made: (i) invasive or destructive Buyer Investigations; or (ii) inspections by any governmental building or zoning inspector or government employee, unless required by Law.
   B. Seller shall make the Property available for all Buyer Investigations. Buyer shall (i) as specified in paragraph 19B, complete Buyer Investigations and, either remove the contingency or cancel this Agreement, and (ii) give Seller, at no cost, complete Copies of all Investigation reports obtained by Buyer, which obligation shall survive the termination of this Agreement.
   C. Buyer indemnity and Seller protection for entry upon property: Buyer shall: (i) keep the Property free and clear of liens; (ii) repair all damage arising from Buyer Investigations; and (iii) indemnify and hold Seller harmless from all resulting liability, claims, demands, damages and costs of Buyer's Investigations. Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry, policies of liability, workers' compensation and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any Buyer Investigations or work done on the Property at Buyer's direction prior to Close Of Escrow. Seller is advised that certain protections may be afforded Seller by recording a "Notice of Non-responsibility" (C.A.R. Form NNR) for Buyer Investigations and work done on the Property at Buyer's direction. Buyer's obligations under this paragraph shall survive the termination or cancellation of this Agreement and Close Of Escrow.

Buyer's Initials (___) (___) Seller's Initials (___) (___)

Reviewed by ______ Date ______

Untitled

Property: APN:0508-161-20-21-22 - vacant land Date: May 5, 2011

BUYER IS STRONGLY ADVISED TO INVESTIGATE THE CONDITION AND SUITABILITY OF ALL ASPECTS OF THE PROPERTY AND ALL MATTERS AFFECTING THE VALUE OR DESIRABILITY OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE ITEMS SPECIFIED BELOW. IF BUYER DOES NOT EXERCISE THESE RIGHTS, BUYER IS ACTING AGAINST THE ADVICE OF BROKERS. BUYER UNDERSTANDS THAT ALTHOUGH CONDITIONS ARE OFTEN DIFFICULT TO LOCATE AND DISCOVER, ALL REAL PROPERTY CONTAINS CONDITIONS THAT ARE NOT READILY APPARENT AND THAT MAY AFFECT THE VALUE OR DESIRABILITY OF THE PROPERTY. BUYER AND SELLER ARE AWARE THAT BROKERS DO NOT GUARANTEE, AND IN NO WAY ASSUME RESPONSIBILITY FOR, THE CONDITION OF THE PROPERTY. BROKERS HAVE NOT AND WILL NOT VERIFY ANY OF THE ITEMS IN THIS PARAGRAPH 13, UNLESS OTHERWISE AGREED IN WRITING.

E. **SIZE, LINES, ACCESS AND BOUNDARIES:** Lot size, property lines, legal or physical access and boundaries including features of the Property shared in common with adjoining landowners, such as walls, fences, roads and driveways, whose use or responsibility for maintenance may have an effect on the Property and any encroachments, easements or similar matters that may affect the Property. (Fences, hedges, walls and other natural or constructed barriers or markers do not necessarily identify true Property boundaries. Property lines may be verified by survey.) (Unless otherwise specified in writing, any numerical statements by Brokers regarding lot size are APPROXIMATIONS ONLY, which have not been and will not be verified, and should not be relied upon by Buyer.)

F. **ZONING AND LAND USE:** Past, present, or proposed laws, ordinances, referendums, initiatives, votes, applications and permits affecting the current use of the Property, future development, zoning, building, size, governmental permits and inspections. Any zoning violations, non-conforming uses, or violations of "setback" requirements. (Buyer should also investigate whether these matters affect Buyer's intended use of the Property.)

G. **UTILITIES AND SERVICES:** Availability, costs, restrictions and location of utilities and services, including but not limited to, sewerage, sanitation, septic and leach lines, water, electricity, gas, telephone, cable TV and drainage.

H. **ENVIRONMENTAL HAZARDS:** Potential environmental hazards, including, but not limited to, asbestos, lead-based paint and other lead contamination, radon, methane, other gases, fuel, oil or chemical storage tanks, contaminated soil or water, hazardous waste, waste disposal sites, electromagnetic fields, nuclear sources, and other substances, including mold (airborne, toxic or otherwise), fungus or similar contaminant, materials, products or conditions.

I. **GEOLOGIC CONDITIONS:** Geologic/seismic conditions, soil and terrain stability, suitability and drainage including any slippage, sliding, flooding, drainage, grading, fill (compacted or otherwise), or other soil problems.

J. **NATURAL HAZARD ZONE:** Special Flood Hazard Areas, Potential Flooding (Inundation) Areas, Very High Fire Hazard Zones, State Fire Responsibility Areas, Earthquake Fault Zones, Seismic Hazard Zones, or any other zone for which disclosure is required by Law.

K. **PROPERTY DAMAGE:** Major damage to the Property or any of the structures or non-structural systems and components and any personal property included in the sale from fire, earthquake, floods, landslides or other causes.

L. **NEIGHBORHOOD, AREA AND PROPERTY CONDITIONS:** Neighborhood or area conditions, including Agricultural Use Restrictions pursuant to the Williamson Act (Government Code §§51200-51295), Right To Farm Laws (Civil Code §3482.5 and §3482.6), schools, proximity and adequacy of law enforcement, crime statistics, the proximity of registered felons or offenders, fire protection, other government services, availability, adequacy and cost of any speed-wired, wireless internet connections or other telecommunications or other technology services and installations, proximity to commercial, industrial or agricultural activities, existing and proposed transportation, construction and development that may affect noise, view, or traffic, airport noise, noise or odor from any source, abandoned mining operations on the Property, wild and domestic animals, other nuisances, hazards, or circumstances, protected species, wetland properties, botanical diseases, historic or other governmentally protected sites or improvements, cemeteries, facilities and condition of common areas of common interest subdivisions, and possible lack of compliance with any governing documents or Homeowners' Association requirements, conditions and influences of significance to certain cultures and/or religions, and personal needs, requirements and preferences of Buyer.

M. **COMMON INTEREST SUBDIVISIONS: OWNER ASSOCIATIONS:** Facilities and condition of common areas (facilities such as pools, tennis courts, walkways, or other areas co-owned in undivided interest with others), Owners' Association that has any authority over the subject property, CC&Rs, or other deed restrictions or obligations, and possible lack of compliance with any Owners' Association requirements.

N. **SPECIAL TAX:** Any local agencies that levy a special tax on the Property pursuant to the Mello-Roos Community Facilities Act or Improvement Bond Act of 1915.

O. **RENTAL PROPERTY RESTRICTIONS:** Some cities and counties impose restrictions that limit the amount of rent that can be charged, the maximum number of occupants and the right of a landlord to terminate a tenancy.

P. **MANUFACTURED HOME PLACEMENT:** Conditions that may affect the ability to place and use a manufactured home on the Property.

14. SELLER DISCLOSURES; ADDENDA; ADVISORIES; OTHER TERMS:

A. Seller Disclosures (if checked): Seller shall, within the time specified in paragraph 18A, complete and provide Buyer with a:

☒ Seller Vacant Land Questionnaire (C.A.R. Form VLQ)

B. Addenda (if checked):

☐ Addendum # (C.A.R. Form ADM)

☐ Wood Destroying Pest Inspection and Allocation of Cost Addendum (C.A.R. Form WPA)

☐ Purchase Agreement Addendum (C.A.R Form PAA)

☐ Septic, Well and Property Monument Addendum (C.A.R. Form SWPI)

☐ Short Sale Addendum (C.A.R. Form SSA)

☐ Other

C. Advisories (if checked):

☐ Buyer's Inspection Advisory (C.A.R. Form BIA)

☐ Probate Advisory (C.A.R. Form PAK)

☒ Statewide Buyer and Seller Advisory (C.A.R. Form SBSA)

☐ Trust Advisory (C.A.R. Form TA)

☐ REO Advisory (C.A.R. Form REO)

D. Other Terms:

Buyer's Initials ([initials]) (SC)

Seller's Initials ([initials]) ([initials])

Reviewed by ________ Date ________

Untitled

15. TITLE AND VESTING:

A. Within the time specified in paragraph 19, Buyer shall be provided a current preliminary title report, which shall include a search of the General Index, Seller shall within 7 Days After Acceptance, give Escrow Holder a completed Statement of Information. The preliminary report is only an offer by the title insurer to issue a policy of title insurance and may not contain every item affecting title. Buyer's review of the preliminary report and any other matters which may affect title are a contingency of this Agreement as specified in paragraph 19B.

B. Title is taken in its present condition subject to all encumbrances, easements, covenants, conditions, restrictions, rights and other matters, whether of record or not, as of the date of Acceptance except: (i) monetary liens of record unless Buyer is assuming those obligations or taking the Property subject to those obligations; and (ii) those matters which Seller has agreed to remove in writing.

C. Within the time specified in paragraph 19, Seller has a duty to disclose to Buyer all matters known to Seller affecting title, whether of record or not.

D. At Close Of Escrow, Buyer shall receive a grant deed conveying title (or, for stock cooperative or long-term lease, an assignment of stock certificate or of Seller's leasehold interest), including oil, mineral and water rights if currently owned by Seller. Title shall vest as designated in Buyer's supplemental escrow instructions. THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. CONSULT AN APPROPRIATE PROFESSIONAL.

E. Buyer shall receive a standard coverage owner's CLTA policy of title insurance. An ALTA policy or the addition of endorsements may provide greater coverage for Buyer. A title company, at Buyer's request, can provide information about the availability, desirability, coverage, survey requirements, and cost of various title insurance coverages and endorsements. If Buyer desires title coverage other than that required by this paragraph, Buyer shall instruct Escrow Holder in writing and pay any increase in cost.

16. SALE OF BUYER'S PROPERTY:

A. This Agreement is NOT contingent upon the sale of any property owned by Buyer.

OR B. ☐ (If checked) The attached addendum (C.A.R. Form COP) regarding the contingency for the sale of property owned by Buyer is incorporated into this Agreement.

17. ☐ MANUFACTURED HOME PURCHASE (If checked): The purchase of the Property is contingent upon Buyer acquiring a personal property manufactured home to be placed on the Property after Close Of Escrow. Buyer ☐ has ☐ has not entered into a contract for the purchase of a personal property manufactured home. Within the time specified in paragraph 19, Buyer shall remove this contingency or cancel this Agreement, (OR, if checked, ☐ this contingency shall remain in effect until the Close Of Escrow of the Property).

18. ☐ CONSTRUCTION LOAN FINANCING (If checked): The purchase of the Property is contingent upon Buyer obtaining a construction loan. A draw from the construction loan ☐ will ☐ will not be used to finance the Property. Within the time specified in paragraph 19, Buyer shall remove this contingency or cancel this Agreement (or, if checked, ☐ this contingency shall remain in effect until Close Of Escrow of the Property).

19. TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS: The following time periods may only be extended, altered, modified or changed by mutual written agreement. Any removal of contingencies or cancellation under this paragraph by either Buyer or Seller must be exercised in good faith and in writing (C.A.R. Form CR or CC).

A. SELLER HAS: 7 (or ☐ ________) Days After Acceptance to Deliver to Buyer all Reports, disclosures and information for which Seller is responsible under paragraphs 3M, 4, 5A and B, 7, 8A, 12A, 14A and B, and 15. Buyer may give Seller a Notice to Seller to Perform (C.A.R. Form NSP) if Seller has not Delivered the items within the time specified.

B. (1) BUYER HAS: 17 (or ☐ ________) Days After Acceptance, unless otherwise agreed in writing, to complete all Buyer Investigations; approve all disclosures, reports and other applicable information, which Buyer receives from Seller; and approve all other matters affecting the Property (including lead-based paint and lead-based paint hazards as well as other information specified in paragraph 8 and insurability of Buyer and the Property).

(2) Within the time specified in 19B(1), Buyer may request that Seller make repairs or take any other action regarding the Property (C.A.R. Form RR). Seller has no obligation to agree to or respond to Buyer's requests.

(3) Within the time specified in 19B(1) (or as otherwise specified in this Agreement), Buyer shall, Deliver to Seller either (i) a removal of the applicable contingency (C.A.R. Form CR), or (ii) a cancellation (C.A.R. Form CC) of this Agreement based upon a remaining contingency or Seller's failure to Deliver the specified items. However, if any report, disclosure or information for which Seller is responsible is not Delivered within the time specified in 19A, then Buyer has 5 (or ☐ ________) Days After Delivery of any such items, or the time specified in 19B(1), whichever is later, to Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement.

(4) Continuation of Contingency: Even after the end of the time specified in 19B(1) and before Seller cancels this Agreement, if at all, pursuant to 19C, Buyer retains the right to either (i) in writing remove remaining contingencies, or (ii) cancel this Agreement based upon a remaining contingency or Seller's failure to Deliver the specified items. Once Buyer's written removal of all contingencies is Delivered to Seller, Seller may not cancel this Agreement pursuant to 19C(1).

C. SELLER RIGHT TO CANCEL:

(1) Seller right to Cancel; Buyer Contingencies: If, within the time specified in this Agreement, Buyer does not, in writing, Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement then Seller, after first Delivering to Buyer a Notice to Buyer to Perform (C.A.R. Form NBP) may cancel this Agreement. In such event, Seller shall authorize return of Buyer's deposit.

(2) Seller right to Cancel; Buyer Contract Obligations: Seller, after first Delivering to Buyer a NBP may cancel this Agreement for any of the following reasons: (i) if Buyer fails to deposit funds as required by 3A or 3B; (ii) if the funds deposited pursuant to 3A or 3B are not good when deposited; (iii) if Buyer fails to Deliver a letter as required by 3H; (iv) if Buyer fails to Deliver verification as required by 3G or 3J; or (v) if Seller reasonably disapproves of the verification provided by 3G or 3J or the credit report or supporting documentation pursuant to 3M. In such event, Seller shall authorize return of Buyer's deposit.

(3) Notice To Buyer To Perform: The NBP shall: (i) be in writing; (ii) be signed by Seller; and (iii) give Buyer at least 2 (or ☐ ________) Days After Delivery (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A NBP may not be Delivered any earlier than 2 Days Prior to the expiration of the applicable time for Buyer to remove a contingency or cancel this Agreement or meet an obligation specified in 19C(2).

D. EFFECT OF BUYER'S REMOVAL OF CONTINGENCIES: If Buyer removes, in writing, any contingency or cancellation rights, unless otherwise specified in a separate written agreement between Buyer and Seller, Buyer shall with regard to that contingency or cancellation right conclusively be deemed to have: (i) completed all Buyer Investigations, and review of reports and other applicable information and disclosures; (ii) elected to proceed with the transaction; and (iii) assumed all liability, responsibility and expense for Repairs or corrections or for inability to obtain financing.

Buyer's Initials (________)(________)

Seller's Initials (________)(________)

Reviewed by ________ Date ________

Untitled

E. CLOSE OF ESCROW: Before Seller or Buyer may cancel this Agreement for failure of the other party to close escrow pursuant to this Agreement, Seller or Buyer must first give the other a demand to close escrow (C.A.R. Form DCE).

F. EFFECT OF CANCELLATION ON DEPOSITS: If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, Buyer and Seller agree to Sign mutual instructions to cancel the sale and escrow and release deposits, if any, to the party entitled to the funds, less fees and costs incurred by that party. Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Release of funds will require mutual Signed release instructions from Buyer and Seller, judicial decision or arbitration award.

20. FINAL VERIFICATION OF CONDITION: Buyer shall have the right to make a final inspection of the Property within 5 (or ________) Days Prior to Close Of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm: (i) the Property is maintained pursuant to paragraph 12; (ii) Repairs have been completed as agreed; and (iii) Seller has complied with Seller's other obligations under this Agreement (C.A.R. FORM VP).

21. ENVIRONMENTAL HAZARD CONSULTATION: Buyer and Seller acknowledge: (i) Federal, state, and local legislation impose liability upon existing and former owners and users of real property, in applicable situations, for certain legislatively defined, environmentally hazardous substances; (ii) Broker(s) has/have made no representation concerning the applicability of any such Law to this transaction or to Buyer or to Seller, except as otherwise indicated in this Agreement; (iii) Broker(s) has/have made no representation concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property; and (iv) Buyer and Seller are each advised to consult with technical and legal experts concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property.

22. PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS: Unless otherwise agreed in writing, the following items shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow: real property taxes and assessments, interest, rents, HOA regular, special, and emergency dues and assessments imposed prior to Close Of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special Assessment District bonds and assessments that are a current lien. The following items shall be assumed by Buyer WITHOUT CREDIT toward the purchase price: prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and HOA special assessments that are a current lien but not yet due. The Property will be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: (i) for periods after Close Of Escrow, by Buyer; and (ii) for periods prior to Close Of Escrow, by Seller. See C.A.R. Form SPT or SBSA for further information. TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER. Prorations shall be made based on a 30-day month.

23. SELECTION OF SERVICE PROVIDERS: Brokers do not guarantee the performance of any vendors, service or product providers ("Providers"), whether referred by Broker or selected by Buyer, Seller or other person. Buyer and Seller may select ANY Providers of their own choosing.

24. MULTIPLE LISTING SERVICE/PROPERTY DATA SYSTEM: If Broker is a participant of a Multiple Listing Service ("MLS") or Property Data System ("PDS"), Broker is authorized to report to the MLS or PDS a pending sale and, upon Close Of Escrow, the sales price and other terms of this transaction shall be provided to the MLS to be published and disseminated to persons and entities authorized to use the information on terms approved by the MLS or PDS.

25. EQUAL HOUSING OPPORTUNITY: The Property is sold in compliance with federal, state and local anti-discrimination Laws.

26. ATTORNEY FEES: In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 31A.

27. DEFINITIONS: As used in this Agreement:

A. "Acceptance" means the time the offer or final counter offer is accepted in writing by a party and is delivered to and personally received by the other party or that party's authorized agent in accordance with the terms of this offer or a final counter offer.

B. "C.A.R. Form" means the specific form referenced or another comparable form agreed to by the parties.

C. "Close Of Escrow" means the date the grant deed, or other evidence of transfer of title, is recorded.

D. "Copy" means copy by any means including photocopy, NCR, facsimile and electronic.

E. "Days" means calendar days. However, after Acceptance, the last Day for performance of any act required by this Agreement (including Close Of Escrow) shall not include any Saturday, Sunday, or legal holiday and shall instead be the next Day.

F. "Days After" means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs, and ending at 11:59 PM on the final day.

G. "Days Prior" means the specified number of calendar days before the occurrence of the event specified, not counting the calendar date on which the specified event is scheduled to occur.

H. "Deliver", "Delivered" or "Delivery", regardless of the method used (i.e. messenger, mail, email, fax, other), means and shall be effective upon (i) personal receipt by Buyer or Seller or the individual Real Estate Licensee for that principal as specified in paragraph D of the section titled Real Estate Brokers on page 8;

OR (ii) if checked, ☐ per the attached addendum (C.A.R. Form RDN).

I. "Electronic Copy" or "Electronic Signature" means, as applicable, an electronic copy or signature complying with California Law. Buyer and Seller agree that electronic means will not be used by either party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other party.

J. "Law" means any law, code, statute, ordinance, regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative, judicial or executive body or agency.

K. "Repairs" means any repairs (including pest control), alterations, replacements, modifications or retrofitting of the Property provided for under this Agreement.

L. "Signed" means either a handwritten or electronic signature on an original document, Copy or any counterpart.

28. BROKERS:

A. BROKER COMPENSATION: Seller or Buyer, or both, as applicable, agrees to pay compensation to Broker as specified in a separate written agreement between Broker and that Seller or Buyer. Compensation is payable upon Close Of Escrow, or if escrow does not close, as otherwise specified in the agreement between Broker and that Seller or Buyer.

Buyer's Initials (______)(______)   Seller's Initials (______)(______)

Reviewed by ________ Date ________

Untitled

Property: APN:0606-161-20-21-22 - vacant land Date: May 5, 2011

B. SCOPE OF BROKER DUTY: Buyer and Seller acknowledge and agree that: Brokers: (i) do not decide what price Buyer should pay or Seller should accept; (ii) do not guarantee the condition of the Property; (iii) do not guarantee the performance, adequacy or completeness of inspections, services, products or repairs provided or made by Seller or others; (iv) shall not be responsible for identifying defects that are not known to Broker(s); (v) shall not be responsible for inspecting public records or permits concerning the title or use of the Property; (vi) shall not be responsible for identifying location of boundary lines or other items affecting title; (vii) shall not be responsible for verifying square footage, representations of others or information contained in Inspection reports, MLS or PDS, advertisements, flyers or other promotional material, unless otherwise agreed in writing; (viii) shall not be responsible for providing legal or tax advice regarding any aspect of a transaction entered into by Buyer or Seller in the course of this representation; and (ix) shall not be responsible for providing other advice or information that exceeds the knowledge, education and experience required to perform real estate licensed activity. Buyer and Seller agree to seek legal, tax, insurance, title and other desired assistance from appropriate professionals.

29. JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER:

A. The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder, which Escrow Holder is to use along with any related counter offers and addenda, and any additional mutual instructions to close the escrow: 1, 3, 4, 5B, 14B and D, 15, 16B, 17, 18, 19F, 22, 27, 28A, 29, 33, 35, and paragraph D of the section titled Real Estate Brokers on page 10. If a Copy of the separate compensation agreement(s) provided for in paragraph 28A, or paragraph D of the section titled Real Estate Brokers on page 10 is deposited with Escrow Holder by Broker, Escrow Holder shall accept such agreement(s) and pay out of Buyer's or Seller's funds, or both, as applicable, the respective Broker's compensation provided for in such agreement(s). The terms and conditions of this Agreement not specifically referenced above in the specified paragraphs are additional matters for the information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions directly from Escrow Holder and will execute such provisions upon Escrow Holder's request. To the extent the general provisions are inconsistent or conflict with this Agreement, the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms provided by Escrow Holder that are reasonably necessary to close the escrow.

B. A Copy of this Agreement shall be delivered to Escrow Holder within 3 business days after Acceptance (or ☐ ________________________________). Escrow Holder shall provide Seller's Statement of Information to Title company when received from Seller. Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as between Buyer and Seller is not affected by whether or when Escrow Holder Signs this Agreement.

C. Brokers are a party to the escrow for the sole purpose of compensation pursuant to paragraph 28A and paragraph D of the section titled Real Estate Brokers on page 10. Buyer and Seller irrevocably assign to Brokers compensation specified in paragraph 28A, respectively, and irrevocably instruct Escrow Holder to disburse those funds to Brokers at Close Of Escrow or pursuant to any other mutually executed cancellation agreement. Compensation instructions can be amended or revoked only with the written consent of Brokers. Buyer and Seller shall release and hold harmless Escrow Holder from any liability resulting from Escrow Holder's payment to Broker(s) of compensation pursuant to this Agreement. Escrow Holder shall immediately notify Brokers: (i) if Buyer's initial or any additional deposit is not made pursuant to this Agreement, or is not good at time of deposit with Escrow Holder; or (ii) if either Buyer or Seller instruct Escrow Holder to cancel escrow.

D. A Copy of any amendment that affects any paragraph of this Agreement for which Escrow Holder is responsible shall be delivered to Escrow Holder within 2 business days after mutual execution of the amendment.

30. LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid. Buyer and Seller agree that this amount is a reasonable sum given that it is impractical or extremely difficult to establish the amount of damages that would actually be suffered by Seller in the event Buyer were to breach this Agreement. Release of funds will require mutual, Signed release instructions from both Buyer and Seller, judicial decision or arbitration award.

Buyer's Initials [initials] / ________ Seller's Initials [initials] / [initials]

31. DISPUTE RESOLUTION:

A. MEDIATION: Buyer and Seller agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action. Buyer and Seller also agree to mediate any disputes or claims with Broker(s), who, in writing, agree to such mediation prior to, or within a reasonable time after, the dispute or claim is presented to the Broker. Mediation fees, if any, shall be divided equally among the parties involved. If, for any dispute or claim to which this paragraph applies, any party (i) commences an action without first attempting to resolve the matter through mediation, or (ii) before commencement of an action, refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED. Exclusions from this mediation agreement are specified in paragraph 31C.

B. ARBITRATION OF DISPUTES:

Buyer and Seller agree that any dispute or claim in Law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration. Buyer and Seller also agree to arbitrate any disputes or claims with Broker(s), who, in writing, agree to such arbitration prior to, or within a reasonable time after, the dispute or claim is presented to the Broker. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of residential real estate Law experience, unless the parties mutually agree to a different arbitrator. The parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05. In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part 3 of the Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction. Enforcement of this agreement to arbitrate shall be governed by the Federal Arbitration Act. Exclusions from this arbitration agreement are specified in paragraph 31C.

Buyer's Initials ([initials]) (________) Seller's Initials [initials] [initials]

Reviewed by ____________ Date ____________

Untitled

Property: APN:0600-161-20-21-22 – Vacant land Date: May 5, 2011

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Buyer's Initials ________ / ________ Seller's Initials ________ / ________

C. ADDITIONAL MEDIATION AND ARBITRATION TERMS:

(1) EXCLUSIONS: The following matters shall be excluded from mediation and arbitration: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; (iii) the filing or enforcement of a mechanic's lien; and (iv) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver or violation of the mediation and arbitration provisions.

(2) BROKERS: Brokers shall not be obligated or compelled to mediate or arbitrate unless they agree to do so in writing. Any Broker(s) participating in mediation or arbitration shall not be deemed a party to the Agreement.

32. TERMS AND CONDITIONS OF OFFER:
This is an offer to purchase the Property on the above terms and conditions. The liquidated damages paragraph or the arbitration of disputes paragraph is incorporated in this Agreement if initialed by all parties or if incorporated by mutual agreement in a counter offer or addendum. If at least one but not all parties initial such paragraph(s), a counter offer is required until agreement is reached. Seller has the right to continue to offer the Property for sale and to accept any other offer at any time prior to notification of Acceptance. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers' compensation. This Agreement and any supplement, addendum or modification, including any Copy, may be Signed in two or more counterparts, all of which shall constitute one and the same writing.

33. TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the parties are incorporated in this Agreement. Its terms are intended by the parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Except as otherwise specified, this Agreement shall be interpreted and disputes shall be resolved in accordance with the laws of the State of California. Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed, except in writing Signed by Buyer and Seller.

34. EXPIRATION OF OFFER: This offer shall be deemed revoked and the deposit shall be returned unless the offer is Signed by Seller and a Copy of the Signed offer is personally received by Buyer, or by ____________, who is authorized to receive it, by 5:00 PM on the third Day after this offer is signed by Buyer (or, if checked, ☐ by ________ ☐ AM ☐ PM, on ________ (date)).

Buyer has read and acknowledges receipt of a Copy of the offer and agrees to the above confirmation of agency relationships.

Date May 6, 2011 Date ________

BUYER Per: ________ BUYER ________

Coronus Energy Corp.
(Print name) (Print name)

1100 West 73rd Ave. Suite 1100, Vancouver, B.C. Canada. V6P6G5
(Address)

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

35. ACCEPTANCE OF OFFER: Seller warrants that Seller is the owner of the Property, or has the authority to execute this Agreement. Seller accepts the above offer, agrees to sell the Property on the above terms and conditions, and agrees to the above confirmation of agency relationships. Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes Broker to Deliver a Signed Copy to Buyer.

☐ (if checked) SUBJECT TO ATTACHED COUNTER OFFER (C.A.R. Form CO) DATED:

Date 5/9/11 Date 5-9-11

SELLER ________ SELLER ________

Sal Gonzalez/ Alfred Gonzalez Frances Gonzalez
(Print name) (Print name)

41847 Camino De La Torre, Temecula, Ca 92592
(Address)

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

(________ / ________) Confirmation of Acceptance: A Copy of Signed Acceptance was personally received by Buyer or Buyer's authorized agent
(Initials)
on (date) May 9, 2011 at 2:00 ☐ AM ☒ PM. A binding Agreement is created when a Copy of Signed Acceptance is personally received by Buyer or Buyer's authorized agent whether or not confirmed in this document. Completion of this confirmation is not legally required in order to create a binding Agreement; it is solely intended to evidence the date that Confirmation of Acceptance has occurred.

Buyer's Initials (________)(________) Seller's Initials (________)(________)

Property: APN:0608-161-20-21-22 - Vacant land Date: May 5, 2011

REAL ESTATE BROKERS:

A. Real Estate Brokers are not parties to the Agreement between Buyer and Seller.

B. Agency relationships are confirmed as stated in paragraph 2.

C. If specified in paragraph 3A(2), Agent who submitted the offer for Buyer acknowledges receipt of deposit.

D. COOPERATING BROKER COMPENSATION: Listing Broker agrees to pay Cooperating Broker (Selling Firm) and Cooperating Broker agrees to accept, out of Listing Broker's proceeds in escrow: (i) the amount specified in the MLS, provided Cooperating Broker is a Participant of the MLS in which the Property is offered for sale or a reciprocal MLS; or (ii) ☐ (if checked) the amount specified in a separate written agreement (C.A.R. Form CBC) between Listing Broker and Cooperating Broker. Declaration of License and Tax (C.A.R. Form DLT) may be used to document that tax reporting will be required or that an exemption exists.

Real Estate Broker (Selling Firm) Hel Benson Real Estate DRE Lic.# 700005065
By [signature] Rosemarie Benson DRE Lic.# 00499698 Date 05/05/2011
Address 61814 29 Palms Highway City Joshua Tree State Ca Zip 92252
Telephone (760)366-8488 Fax (760)366-8489 E-mail benson2007@verizon.net

Real Estate Broker (Listing Firm) Hel Benson Real Estate DRE Lic.# 700005065
By [signature] Donna Hathaway DRE Lic.# 01420180 Date 05/05/2011
Address 61814 29 Palms Highway City Joshua Tree State Ca Zip 92252
Telephone (760)366-8488 Fax (760)366-8489 E-mail benson2007@verizon.net

ESCROW HOLDER ACKNOWLEDGMENT:

Escrow Holder acknowledges receipt of a Copy of this Agreement, (if checked, ☐ a deposit in the amount of $__________),
counter offer(s) numbered __________ ☐ Seller's Statement of Information and ☐ Other __________
__________, and agrees to act as Escrow Holder subject to paragraph 29 of this Agreement, any supplemental escrow instructions and the terms of Escrow Holder's general provisions, if any.

Escrow Holder is advised that the date of Confirmation of Acceptance of the Agreement as between Buyer and Seller is __________

Escrow Holder __________
By __________ Escrow # __________
Address __________ Date __________
Phone/Fax/E-mail __________
Escrow Holder is licensed by the California Department of ☐ Corporations, ☐ Insurance, ☐ Real Estate. License # __________

PRESENTATION OF OFFER: (__________) Listing Broker presented this offer to Seller on __________ (date).
Broker or Designee Initials

REJECTION OF OFFER: (_____)(_____) No counter offer is being made. This offer was rejected by Seller on __________ (date).
Seller's Initials

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Reviewed by __________ Date __________